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                                                                     Exhibit 8.1


                                [TRP Letterhead]



                                    October 19, 2001



Calpine Corporation
50 West San Fernando Street
San Jose, CA 95113

      Re:   Zero Coupon Convertible Debentures

Ladies and Gentlemen:


      We have acted as your United States tax counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement on Form S-3 (File No. 333-66078) (the "Registration Statement") originally filed with the Securities and Exchange Commission on July 27, 2001, to be amended on October __, 2001, with respect to $1,000,000,000 in aggregate principal amount of Zero Coupon Convertible Debentures (the "Debentures") of Calpine Corporation (the "Company"), to be issued pursuant to the Prospectus to be dated October __, 2001, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act ("the Prospectus").


      We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.


      Based upon and subject to the foregoing, the statements in, respectively, the Prospectus and the related Prospectus Supplement under the captions "Certain United States Federal Income Tax Consequences" represent our opinion of the United States federal income tax law matters referred to therein and such statements are (subject to the qualifications and other matters stated therein) accurate with respect to the Debentures in all material respects.


      The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, any of which may be changed at any time with retroactive effect.
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Calpine Corporation
October 19, 2001
Page 2




      We are members of the bar of the State of New York. We do not express any opinion on any matters other than the United States federal income tax law matters specifically referred to herein.

      We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,



                                    /s/ THELEN REID & PRIEST LLP
                                    THELEN REID & PRIEST LLP